SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 1, 2013

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the previously announced retirement of Donna Felch as Vice President and Chief Financial Officer of The Female Health Company (the "Company") on December 31, 2012, Ms. Felch and the Company entered into a Consulting Agreement dated as of January 1, 2013 (the "Consulting Agreement").  Pursuant to the Consulting Agreement, Ms. Felch will provide consulting services relating to special projects and other tasks assigned by the Company's Chairman and Chief Executive Officer.  The Consulting Agreement has a term of at least six months and continues thereafter until either party gives at least 30 days prior written notice of termination.  Under the Consulting Agreement, Ms. Felch will earn consulting fees at an annual rate of $100,000 and will continue to receive health and other similar benefits.  In addition, the Consulting Agreement clarifies that 22,500 shares of unvested restricted stock held by Ms. Felch will continue to vest on December 16, 2013 as long as Ms. Felch continues to serve either as a consultant or a director of the Company through such date.

A copy of the Consulting Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

99.1 -- Consulting Agreement, dated as of January 1, 2013, between The Female Health Company and Donna Felch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  January 4, 2013
BY /s/ O.B. Parrish
           O.B. Parrish, Chairman and
               Chief Executive Officer